UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Endologix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Notes:

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
GENERAL
SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

13900 Alton Parkway, Suite 122
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 15, 2002

     To the Stockholders of Endologix, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Endologix, Inc. (“Endologix” or the “Company”) on October 15, 2002 at 8:00 a.m. The Annual Meeting will be held at the Company’s offices at 13900 Alton Parkway, Suite 122, Irvine, California 92618.

     At the Annual Meeting, you will be asked to consider and vote upon the following matters:

     1. To elect two individuals to serve a three year term as Class I members of the Company’s Board of Directors from the following nominees: Maurice Buchbinder, M.D. and Jeffrey F. O’Donnell.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year ending December 31, 2002.

     You also may be asked to consider and vote on other business that may properly come before the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid reply envelope. By returning the proxy, you can help Endologix avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

September 10, 2002	FRANKLIN D. BROWN Chairman and Chief Executive Officer

13900 Alton Parkway, Suite 122
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 15, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Endologix, Inc., a Delaware corporation (“Endologix” or the “Company”), will be held on October 15, 2001 at 8:00 a.m. at the Company’s offices at 13900 Alton Parkway, Suite 122 Irvine, California 92618, for the following purpose:

     1. To elect two individuals to serve a three year term as Class I members of the Company’s Board of Directors from the following nominees: Maurice Buchbinder, M.D. and Jeffrey F. O’Donnell.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year ending December 31, 2002.

     3. To transact such other business as may properly come before the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on September 9, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

By Order of the Board of Directors

DAVID M. RICHARDS Secretary

Irvine, California
September 10, 2002

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

13900 Alton Parkway, Suite 122
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 15, 2002

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Endologix, Inc. (“Endologix” or the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 15, 2002 at 8:00 a.m. at the Company’s offices at 13900 Alton Parkway, Suite 122, Irvine, California 92618, at which time stockholders of record on September 9, 2002 will be entitled to vote. On September 9, 2002, Endologix had 24,314,094 shares of its common stock outstanding. Stockholders of record on such date are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting.

     Endologix intends to mail this proxy statement and the accompanying proxy card on or about September 10, 2002 to all stockholders entitled to vote at the Annual Meeting. Endologix’s principal executive offices are located at 13900 Alton Parkway, Suite 122, Irvine, California 92618. The telephone number at that address is (949) 595-7200.

VOTING

     The presence in person or by proxy of the holders of a majority of the common stock issued and outstanding constitutes a quorum for the transaction of business at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting. Directors are elected by the affirmative vote of a plurality of votes cast at the Annual Meeting; therefore, broker non-votes and abstentions or votes that are withheld will be excluded entirely from the vote and have no effect on the outcome. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public auditors, and approval of any other matter that properly comes before the Annual Meeting, must be accomplished by the affirmative votes of a majority of the shares present or represented and entitled to be voted at the Annual Meeting. If shares are not voted by a broker who is the record holder of the shares present at the Annual Meeting, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

     Shares of common stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified therein, unless the proxy previously has been revoked. Unless otherwise specified in the proxy, the persons named therein will vote FOR the election of each of the director nominees and FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2002. As to any other business properly submitted to stockholders at the Annual Meeting, the persons named in the proxy will vote as recommended by the Board of Directors or, if no recommendation is given, in their discretion.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of Endologix at Endologix’s principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

     Endologix will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others, to forward to such beneficial owners. Endologix may, if deemed necessary or advisable, retain a proxy solicitation firm to deliver solicitation materials to beneficial owners and to assist the Company in collecting proxies from such individuals. Endologix may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Endologix. No additional compensation will be paid to directors, officers or other regular employees for such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven members, divided into three classes approximately equal in size. Each class of directors is elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will continue for periods of one and two years, respectively. The nominees for election at this year’s Annual Meeting will serve as Class I Directors, with a term expiring at the Annual Meeting of Stockholders to be held in 2005. Each director is elected to serve until the expiration of his term.

     The nominees for election as Class I Directors at this year’s Annual Meeting are Maurice Buchbinder, M.D. and Jeffrey F. O’Donnell. The nominees for election to the Board of Directors at the Annual Meeting currently are directors of the Company. Dr. Buchbinder and Mr. O’Donnell have both served as a director since 1999.

     The Board of Directors will vote all proxies received by them FOR the nominees listed below unless otherwise instructed in writing on such proxy. The two (2) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of Endologix. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in favor of the nominees listed below. The Board of Directors does not have a nominating committee.

Information With Respect to Nominees And Directors

     Set forth below, as of August 15, 2002, for each nominee and for each director of Endologix, is information regarding his age, position(s) with Endologix, the period he has served as a director, any family relationship with any other director or executive officer of Endologix, and the directorships currently held by him in corporations whose shares are publicly registered.

Nominees for Class I Directors

NAME, AGE AND	PRINCIPAL OCCUPATION AND
FIRST YEAR AS DIRECTOR	BUSINESS EXPERIENCE

Maurice Buchbinder, M.D., 49, 1999	Dr. Buchbinder has served on the board since January 1999. Dr. Buchbinder was a co-founder and member of the board of directors of the (former) Radiance from August 1997 to January 1999. Since 1995, Dr. Buchbinder has served as the Director of Interventional Cardiology at Sharp Memorial Hospital, San Diego, California and as the Director of Interventional Cardiology at the Foundation for Cardiovascular Research, Scripps Memorial Hospital, La Jolla, California. From 1985 to 1995, Dr. Buchbinder served at various intervals as the Professor of Medicine and the Associate Professor of Medicine, Cardiology Division, USCD Medical Center, San Diego, California. Dr. Buchbinder is Board certified, Diplomat, from the American Board of Cardiovascular Diseases and the American Board of Internal Medicine.

Jeffrey F. O’Donnell, 42, 1999	Mr. O’Donnell has served on the board since June 1998. Mr. O’Donnell served as the Company’s President from January 1998 until March 1999, and Chief Executive Officer from June 1998 until March 1999. From November 1995 to January 1998, Mr. O’Donnell served as the Company’s Vice President, Sales and Marketing. Mr. O’Donnell has served as President and Chief Executive Officer of PhotoMedex since November 1999. From March 1999 to November 1999, Mr. O’Donnell served as the President and Chief Executive Officer of X-Site Medical. From January 1994 to May 1995, Mr. O’Donnell served as the President and Chief Executive Officer of Kensey Nash Corporation, a diversified medical device company. Mr. O’Donnell is a member of the board of directors of Escalon Medical Corporation, a manufacturer and distributor of cardiovascular and ophthalmology devices.

Class II Directors

NAME, AGE AND	PRINCIPAL OCCUPATION AND
FIRST YEAR AS DIRECTOR	BUSINESS EXPERIENCE

Franklin D. Brown, 58, 1997	Mr. Brown became the Chairman and Chief Executive Officer of the Company when the Company merged with the former Endologix, Inc. in May 2002. Mr. Brown previously served as the Chairman and Chief Executive Officer of the former Endologix, Inc. since joining the former Endologix, Inc. in 1998. From October 1994 until the sale of the company in September 1997, Mr. Brown served as Chairman, President and Chief Executive Officer at Imagyn Medical, Inc. From 1986 until the sale of the company in 1994, Mr. Brown served as President and Chief Executive Officer of Pharmacia Deltec, Inc. an ambulatory drug delivery company. Mr. Brown also serves on the boards of directors of Triage Medical, Inc., ATI Medical, Inc. and Qualigen, Inc.

Edward M. Diethrich, M.D., 67, 2002	Dr. Diethrich has served as a Director for the Company since May 29, 2002. Dr. Diethrich was a Director for the former Endologix, Inc. from 1997 until its merger with the Company on May 29, 2002. Dr. Diethrich has been the Medical Director and Chief of Cardiovascular Surgery of the Arizona Heart Hospital since 1997, and has been Director and Chief of Cardiovascular Surgery at the Arizona Heart Institute from 1971 to the present.

Class III Directors

NAME, AGE AND	PRINCIPAL OCCUPATION AND
FIRST YEAR AS DIRECTOR	BUSINESS EXPERIENCE

Michael R. Henson, 56, 1995	Mr. Henson is a founder of the Medfocus Fund, LLC, a venture capital fund, and has been a general partner since it was formed in November 2000. Mr. Henson joined the Company in February 1992 as President, Chief Executive Officer and Chairman of the Board of Directors, and currently serves as a Director. From June 1997 until March 1999, Mr. Henson served as Chairman of the Board, Chief Executive Officer and President of the (former) Radiance Medical Systems, Inc. Prior to joining the Company, Mr. Henson served as the Chief Executive Officer of Endosonics Corporation from 1988 to February 1995, and as Chairman of the Board from February 1993 to November 1996. From April 1983 to February 1988, Mr. Henson served as President and Chief Executive Officer of Trimedyne, Inc., a manufacturer of medical lasers and catheters. Mr. Henson also serves on the board of directors of other, private medical device companies including Devax, Inc., Triage Medical, Inc., Endonetics, Inc. and Micrus Corporation.

Paul McCormick, 49, 2002	Mr. McCormick currently serves as a Director and as President and Chief Operating Officer of the Company. He was appointed to each position on May 29, 2002. Prior to joining the Company, Mr. McCormick was the President and Chief Operating Officer of the former Endologix, Inc. Mr. McCormick has more than 23 years in the medical device industry. The majority of his career has been in emerging medical technologies. Mr. McCormick joined the former Endologix, Inc. in January 1998 as Vice President of Sales and Marketing. Prior to that time he held various sales and marketing positions at Progressive Angioplasty Systems, a company that was sold to United States Surgical Corporation, Heart Technology, which was purchased by Boston Scientific, Trimedyne Inc., and United States Surgical Corporation.

NAME, AGE AND	PRINCIPAL OCCUPATION AND
FIRST YEAR AS DIRECTOR	BUSINESS EXPERIENCE

Jeffrey H. Thiel, 46, 2001	Mr. Thiel presently serves as a Director. Mr. Thiel joined the Company in October 1996, and had previously served as Chief Executive Officer of the Company from January 1, 2001 until May 29, 2002. He served as President and Chief Operating Officer from September 1999 to December 2000. From February 1999 to September 1999, Mr. Thiel served as Executive Vice President, and from October 1996 to February 1999 as Vice President, Operations. From May 1995 to October 1996, Mr. Thiel served as Director of Operations of BEI Medical Systems. Mr. Thiel also serves on the board of directors of Micrus Corporation.

The Board of Directors and Its Committees

     The Board of Directors met five times during the year ended December 31, 2001. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which such Director served. The Board of Directors does not have a nominating committee.

     Audit Committee

     Endologix has a standing Audit Committee. During the fiscal year ended December 31, 2001, the Audit Committee was composed of Messrs. von Hoffman, Davis and Leonard, each of whom resigned as a director of the Company on May 29, 2002 after the consummation of the Company’s merger with the former Endologix, Inc. Effective May 29, 2002, the members of the Company’s Audit Committee are Jeffrey F. O’Donnell, Maurice Buchbinder, M.D. and Edward M. Diethrich, M.D. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee primarily is responsible for approving the services performed by the Company’s independent public accountants and for reviewing and evaluating the Company’s accounting principles and reporting practices and its system of internal accounting controls. All members of the Audit Committee are non-employee directors and satisfy suggested Securities and Exchange Commission and National Association of Securities Dealers standards with respect to independence, financial expertise and experience. The Audit Committee met three times during the year ended December 31, 2001. To ensure independence, the Audit Committee also meets separately with the Company’s independent public accountants and members of management.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Management is responsible for Endologix’s internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Endologix’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     Our independent auditors also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the auditing firm’s independence. The Committee also considered whether non-audit services provided by the independent auditors during the last fiscal year were compatible with maintaining the independent auditors’ independence.

     Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Endologix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

Members of the Audit Committee*

Gerard von Hoffman William G. Davis Edward M. Leonard

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     * Messrs. von Hoffman, Davis and Leonard resigned as members of the Board of Directors, effective as of May 29, 2002. Effective May 29, 2002, the members of the Company’s Audit Committee are Jeffrey F. O’Donnell, Maurice Buchbinder, M.D. and Edward M. Diethrich, M.D.

     Compensation Committee

     Endologix has a standing Compensation Committee which met one time during the year ended December 31, 2001. For the year ended December 31, 2001, this Committee consisted of Franklin D. Brown, Jeffrey O’Donnell and Maurice Buchbinder, M.D. Effective May 29, 2002, the members of the Compensation Committee are Michael R. Henson and Jeffrey F. O’Donnell. The Committee administers the Company’s 1996 Option/Issuance Plan (the “1996 Option Plan”) and other employee plans, and reviews and acts on matters relating to compensation levels and benefit plans for key executives of Endologix. The Compensation Committee has the power and authority to make stock option grants under the 1996 Option Plan to the Company’s officers.

     Independent Special Committee

     An independent special committee comprised of Maurice Buchbinder, M.D., William G. Davis and Edward M. Leonard met one time during the year ended December 31, 2001 to evaluate and potentially recommend strategic alternatives, including the merger transaction with the former Endologix, Inc.

Remuneration

     Non-employee directors each receive a fee of $1,000 per quarter, $1,000 for each Board meeting attended and reimbursement for certain travel expenses and other out-of-pocket costs. Members of Committees of the Board each receive an additional fee of $500 for each Committee meeting attended. Non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under the Company’s 1996 Stock Option/Stock Issuance Plan. Each individual who first becomes a non-employee Board member, whether elected by the stockholders or appointed by the Board, automatically will be granted, at the time of such initial election or appointment, an option to purchase 5,000 shares of common stock at the fair market value per share of common stock on the grant date. Each option has a maximum term of ten years. On the date of each Annual Meeting of Stockholders, each individual who is to continue to serve as a non-employee Board member after the Annual Meeting will receive an additional option grant to purchase 5,000 shares of common stock, provided such individual has been a member of the Board for at least six months.

     Each initial option grant vests over four years, and each annual option grant vests upon the completion of one year of Board service. The option grants are immediately exercisable and also vest immediately upon the optionee’s death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company.

     Officers are appointed to serve at the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among executive officers or directors of Endologix. There are no arrangements or understandings involving any director or any nominee regarding such person’s status as a director or nominee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of Endologix and persons who hold more than 10% of the Company’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that Endologix received from such persons for their 2001 fiscal year transactions in the common stock and their common stock holdings and/or (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, Endologix believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

Certain Transactions

     On May 29, 2002, the Company acquired the former Endologix, Inc. (the “former Endologix”), pursuant to a merger with a wholly-owned subsidiary of the Company (the “Merger”). On May 31, 2002, the Company amended its Certificate of Incorporation to change its name from Radiance Medical Systems, Inc. to Endologix, Inc.

     As consideration for the Merger, the Company paid the stockholders of the former Endologix $0.75 in cash and one share of the Company’s common stock for each share of common stock of the former Endologix. Options for 1,024,024 shares of the common stock of the former Endologix accelerated and vested immediately prior to the Merger. All of these options were exercised, and the holders received the same consideration for their shares as the other holders of the common stock of the former Endologix. The aggregate consideration paid by the Company to the former Endologix stockholders was approximately $8,355,406 in cash and 11,140,541 shares of the Company’s common stock. In addition, the former Endologix stockholders are eligible to receive a milestone payment of up to an aggregate of $5,570,271 in the event the Company receives FDA approval of its pre-marketing approval, or PMA, application for its PowerLink System by March 31, 2004, or an aggregate of $2,789,763 if the Company receives PMA on or before June 30, 2004. The milestone payment is payable at the Company’s option in either cash or the Company’s common stock.

     In recognition of their service to the Company, the Compensation Committee awarded each of William G. Davis, Edward M. Leonard and Gerard von Hoffman an option to acquire 25,000 shares of the Company’s common stock, which became fully vested upon completion of the Merger. In addition, the Compensation Committee amended an existing option to acquire 6,000 shares of the Company’s common stock held by Mr. Davis to have an exercise period of five years from February 8, 2002, the date of the agreement and plan of merger pursuant to which the Merger was consummated. Messrs. Davis, Leonard and von Hoffman resigned upon completion of the Merger on May 29, 2002.

     Franklin D. Brown, currently Chairman of the Board and the Chief Executive Officer of the Company, served as Chairman of the Board and Chief Executive Officer of the former Endologix prior to the Merger. Mr. Brown was the beneficial owner of 910,000 shares of common stock of the former Endologix, on an as-converted basis, prior to the Merger. In addition, 50,000 shares were held in trusts of which Mr. Brown’s spouse is trustee. As a result of the Merger, Mr. Brown and his family received an aggregate of 960,000 shares of the Company’s common stock and $720,000 in cash. Mr. Brown and his family would be entitled to receive a milestone payment of $480,000 if the Company receives FDA approval of its PMA application on or before March 31, 2004, or a milestone payment of $240,000 if the Company receives PMA approval by June 30, 2004.

     Paul McCormick, currently a Director and the President and Chief Operating Officer of the Company, served as President and Chief Operating Officer of the former Endologix prior to the Merger. Mr. McCormick was the beneficial owner of 435,000 shares of common stock of the former Endologix, on an as-converted basis, prior to the Merger. As a result of the Merger, Mr. McCormick received an aggregate of 435,000 shares of the Company’s common stock and $326,250 in cash. Mr. McCormick would be entitled to receive a milestone payment of $217,500 if the Company receives FDA approval of its PMA application on or before March 31, 2004, or a milestone payment of $108,750 if the Company receives PMA approval by June 30, 2004.

     Edward B. Diethrich, M.D., currently a Director for the Company, served as a Director and a member of the Scientific Advisory Board for the former Endologix prior to the Merger. Dr. Diethrich is a general partner of T&L Investments, L.P., which was the beneficial owner of 1,250,000 shares of common stock of the former Endologix, on an as-converted basis, prior to the Merger. As a result of the Merger, T&L Investments, L.P. received an aggregate of 1,250,000 shares of the Company’s common stock and $937,500 in cash. T&L Investments, L.P. would be entitled to receive a milestone payment of $625,000 if the Company receives FDA approval of its PMA application on or before March 31, 2004, or a milestone payment of $312,500 if the Company receives PMA approval by June 30, 2004.

     Jeffrey H. Thiel, currently a Director for the Company, served as President and Chief Executive Officer of the Company prior to the Merger. Mr. Thiel was the beneficial owner of 24,000 shares of common stock of the former Endologix, on an as-converted basis, prior to the Merger. As a result of the Merger, Mr. Thiel received an aggregate of 24,000 shares of the Company’s common stock and $18,000 in cash. Mr. Thiel would be entitled to receive a milestone payment of $12,000 if the Company receives FDA approval of its PMA application on or before March 31, 2004, or a milestone payment of $6,000 if the Company receives PMA approval by June 30, 2004. Pursuant to Mr. Thiel’s employment agreement with the Company, as a result of his termination following the closing of the Merger on May 29, 2002, Mr. Thiel is entitled to thirteen months’ severance pay and continued benefits for one year from the date of the Merger. Additionally, Mr. Thiel’s options for 25,000 shares of the Company’s common stock that would have vested over a one year period, vested immediately upon his termination. The Company also forgave a $100,000 loan to Mr. Thiel, including all accrued interest.

     Michael R. Henson, currently a Director of the Company and a former Chairman of the Board and Chief Executive Officer of the Company, also was the former Chief Executive Officer and a Director of the former Endologix. Mr. Henson was the beneficial owner of 895,000 shares of common stock of the former Endologix, on an as-converted basis, prior to the Merger. In addition, 351,000 shares were held in trusts for which Mr. Henson is trustee, and Mr. Henson’s spouse was the beneficial owner of 25,000 shares. As a result of the Merger, Mr. Henson and his family received an aggregate of 1,271,000 shares of the Company’s common stock and $953,250 in cash. Mr. Henson and his family would be entitled to receive a milestone payment of $635,500 if the Company receives FDA approval of its PMA application on or before March 31, 2004, or a milestone payment of $317,750 if the Company receives PMA approval by June 30, 2004.

     Jeffrey F. O’Donnell, currently a nominee for re-election as a Director of the Company, served as Chairman of the Board of the Company prior to the Merger. Mr. O’Donnell was the beneficial owner of 60,000 shares of common stock of the former Endologix, on an as-converted basis, prior to the Merger. As a result of the Merger, Mr. O’Donnell received an aggregate of 60,000 shares of the Company’s common stock and $45,000 in cash. Mr. O’Donnell would be entitled to receive a milestone payment of $30,000 if the Company receives FDA approval of its PMA application on or before March 31, 2004, or a milestone payment of $15,000 if the Company receives PMA approval by June 30, 2004.

     Karen Uyesugi, currently the Vice President of Regulatory Affairs, Clinical Affairs & Quality Affairs of the Company, served in the same position with the former Endologix prior to the Merger. Ms. Uyesugi was the beneficial owner of 150,000 shares of common stock of the former Endologix, on an as-converted basis, prior to the Merger. As a result of the Merger, Ms. Uyesugi received an aggregate of 150,000 shares of the Company’s common stock and $112,500 in cash. Ms. Uyesugi would be entitled to receive a milestone payment of $75,000 if the Company receives FDA approval of its PMA application on or before March 31, 2004, or a milestone payment of $37,500 if the Company receives PMA approval by June 30, 2004.

     Other than the officer loan described below under Executive Compensation and Related Information and the transaction described above, the Company was not involved in any transaction since the beginning of the Company’s last fiscal year in which a director, officer or greater than 5% stockholder had a direct or indirect material interest involving an amount in excess of $60,000.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, on recommendation of Endologix’s management, has selected PricewaterhouseCoopers LLP to continue as independent auditors for the 2002 fiscal year. Endologix is asking the stockholders to ratify the selection by the Board of Directors of Pricewaterhouse- Coopers LLP as independent auditors to audit the consolidated financial statements of Endologix for the fiscal year ending December 31, 2002 and to perform other appropriate services. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to stockholders’ questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. Endologix has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any material relationship with Endologix nor any affiliate of Endologix.

Audit Fees

     Audit fees billed or expected to be billed to Endologix by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal year ended December 31, 2001 and for reviews of our financial statements included in our quarterly reports on Form 10-Q for the last fiscal year totaled $84,550.

Financial Information Systems Design and Implementation Fees

     No fees were billed or are expected to be billed to Endologix by PricewaterhouseCoopers LLP for services provided during the last fiscal year for the design and implementation of financial information systems.

All Other Fees

     Fees billed or expected to be billed to Endologix by PricewaterhouseCoopers LLP for all other non-audit services provided during the last fiscal year totaled $9,999. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence and believes that the provision of such services is compatible with maintaining their independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

GENERAL

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to Endologix regarding the ownership of Endologix’s common stock as of August 15, 2002 by (i) each stockholder known to Endologix to be a beneficial owner of more than five percent (5%) of Endologix’s common stock, (ii) each director and nominee for director, (iii) the Named Executive Officers set forth in the Summary Compensation Table included in our Form 10-K, as amended, for the year ended December 31, 2001, and (iv) all current directors and officers of Endologix as a group.

	NUMBER OF SHARES	PERCENT OF
	BENEFICIALLY	OUTSTANDING
NAME AND ADDRESS(1)	OWNED(2)	SHARES(3)

C. R. Bard, Inc.(4) 730 Central Avenue Murray Hill, New Jersey 07974	1,428,571	5.9%
Myles Douglas, M.D.	1,937,000	8.0%
Franklin D. Brown(5)	1,007,500	4.1%
Joseph Bishop(6)	78,666	*
Maurice Buchbinder, M.D.(7)	920,744	3.8%
Edward B. Diethrich, M.D.(8)	1,250,000	5.1%
Michael R. Henson(9)	1,909,444	7.8%
Paul McCormick	435,000	1.8%
Paul A. Molloy(10)	20,833	*
Jeffrey F. O’Donnell(11)	360,226	1.5%
David M. Richards(12)	49,772	*
Jeffrey H. Thiel(13)	272,388	1.1%
Brett A. Trauthen	31,066	*
All directors and officers as a group (11 persons)(14)	6,454,573	25.5%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the business address of each stockholder is: c/o Endologix, Inc., 13900 Alton Parkway, Suite 122, Irvine, California 92618.

(2)	The number of shares of common stock beneficially owned includes any shares issuable pursuant to stock options that may be exercised within 60 days after August 15, 2002. Shares issuable pursuant to such options are deemed outstanding for computing percentage of the person holding such options but are not deemed to be outstanding for computing the percentage of any other person.

(3)	Applicable percentages are based on 24,314,094 shares outstanding as of August 15, 2002, plus the number of shares such individual can acquire within 60 days of August 15, 2002.

(4)	Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on May 29, 2002, C. R. Bard, Inc. reported that it had shared voting and sole dispositive power over 1,428,571 shares.

(5)	Includes 42,500 shares subject to options exercisable within 60 days after August 15, 2002.

(6)	Includes 72,251 shares subject to options exercisable within 60 days after August 15, 2002.

(7)	Includes 199,544 shares subject to options exercisable within 60 days after August 15, 2002.

(8)	Shares held of record by T&L Investments, L.P. Edward B. Diethrich, M.D. is a general partner of T&L Investments, L.P.

(9)	Includes 122,709 shares subject to options exercisable within 60 days after August 15, 2002. Mr. Henson’s spouse is the beneficial owner of 25,000 shares of the Company’s common stock, to which Mr. Henson’s disclaims beneficial ownership.

(10)	Includes 20,833 shares subject to options exercisable within 60 days after August 15, 2002.

(11)	Includes 295,415 shares subject to options exercisable within 60 days after August 15, 2002.

(12)	Includes 47,215 shares subject to options exercisable within 60 days after August 15, 2002.

(13)	Includes 208,417 shares subject to options exercisable within 60 days after August 15, 2002. Mr. Thiel shares voting and investment power with his spouse as co-trustee with respect to 36,471 shares that are held in a revocable trust.

(14)	Includes 1,008,884 shares subject to options exercisable within 60 days after August 15, 2002.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth the salary and bonus earned for the three fiscal years ended December 31, 2001, by the Company’s Chief Executive Officer, and the executive officers whose salary and bonus for the 2001 fiscal year exceeded $100,000. All the individuals named in the table are referred to in this Proxy Statement as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION

				SHARES
				UNDERLYING
NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS(2)	OPTIONS

Franklin D. Brown(3)	2001	—	—	5,000
Chairman and Chief	2000	—	—	5,000
Executive Officer	1999	—	—	12,500

Jeffrey H. Thiel(4)	2001	218,462	—	25,000
President, Chief Executive Officer	2000	178,286	58,500	75,000
	1999	173,092	41,542	57,915

Paul McCormick(5)	2001	—	—	—
President and Chief	2000	—	—	—
Operating Officer	1999	—	—	—

Joseph Bishop	2001	125,000	—	15,000
Vice President, Operations	2000	106,665	26,800	30,000
	1999	94,000	14,100	25,000

Paul A. Molloy(6)	2001	166,155	—	50,000
Senior Vice President,	2000	—	—	—
Sales and Marketing	1999	—	—	—

David M. Richards(7)	2001	99,789	—	5,000
Chief Financial Officer	2000	94,343	10,700	4,000
and Secretary	1999	90,106	10,000	18,000

Brett A. Trauthen(8)	2001	142,500	—	15,000
Vice President, Clinical Affairs	2000	128,285	32,500	10,000
	1999	105,192	21,011	100,816

(1)	Includes amounts contributed by the Named Executive Officers to the Company’s 401(k) Plan.

(2)	Represents amounts paid in subsequent fiscal year for work performed in prior fiscal year.

(3)	Mr. Brown was elected as Chairman and Chief Executive Officer of the Company on May 29, 2002. Prior to that time Mr. Brown had served as a director of the Company since 1997.

(4)	Mr. Thiel was President and Chief Executive Officer of the Company from January 1, 2001 until May 29, 2002. Mr. Thiel currently serves as a director for the Company.

(5)	Mr. McCormick was elected to the Board of Directors to fill a vacant Board seat on May 29, 2002, and was also appointed President and Chief Operating Officer of the Company on the same date.

(6)	Mr. Molloy was hired by the Company as Senior Vice President, Sales and Marketing on January 15, 2001.

(7)	Mr. Richards was appointed as the Company’s Chief Financial Officer and Secretary on February 19, 2002, and was the acting Chief Financial Officer effective November 1, 2001. From September 16, 1996 through October 31, 2001, Mr. Richards served as the Company’s Controller.

(8)	Mr. Trauthen’s employment with Company terminated on April 30, 2002.

Stock Options

     The following table provides information with respect to the stock option grants made during the 2001 fiscal year under the Company’s 1996 Stock Option/Stock Issuance Plan to the Named Executive Officers. No stock appreciation rights were granted during such fiscal year to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

					POTENTIAL
					REALIZABLE VALUE
					AT ASSUMED ANNUAL
					RATES OF STOCK
					PRICE APPRECIATION
	INDIVIDUAL GRANTS				FOR OPTION TERM

		% OF TOTAL
	NUMBER OF	OPTIONS
	SECURITIES	GRANTED TO	EXERCISE
	UNDERLYING	EMPLOYEES	OR BASE
	OPTION	IN FISCAL	PRICE	EXPIRATION
NAME	GRANTED(1)	YEAR(2)	($/SH)(3)	DATE	5%($)(4)	10%($)(4)

Franklin D. Brown	5,000	1.84%	$4.95	6/4/11	$15,565.14	$39,445.13
Jeffrey H. Thiel	25,000	9.20%	$4.625	1/17/11	$72,715.94	$184,276.47
Paul McCormick	—	—	—	—	—	—
Joseph Bishop	15,000	5.52%	$4.625	1/17/11	$43,629.56	$110,565.88
Paul A. Molloy	50,000	18.40%	$4.625	1/17/11	$145,431.88	$368,552.94
David M. Richards	5,000	1.84%	$4.625	1/17/11	$14,543.19	$36,855.29
Brett Trauthen	15,000	5.52%	$4.625	1/17/11	$43,629.56	$110,565.88

(1)	The options listed in the table were granted under the Company’s 1996 Stock Option/Stock Issuance Plan. The options have a maximum term of ten years measured from the date of grant. Mr. Brown’s options, which were granted because of his service on the Board of Directors, were immediately exercisable on the date of grant. With the exception of Mr. Brown’s grant, twenty-five percent (25%) of the options granted are exercisable upon the optionee’s completion of one year of service measured from the date of grant, and the balance are exercisable in a series of successive equal monthly installments upon the optionee’s completion of each additional month of service over the next 36 months thereafter.

(2)	Based upon options granted for an aggregate of 271,700 shares to employees in 2001, including the Named Executive Officers.

(3)	The exercise price may be paid in cash, in shares of the Company’s common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company also may finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The Compensation Committee of the Board of Directors, as the Plan

Administrator of the Company’s 1996 Stock Option/Stock Issuance Plan, has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the grant date.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Holdings

     The table below sets forth information concerning the exercise of options during the 2001 fiscal year and unexercised options held by the Named Executive Officers as of the end of such year. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year or were outstanding at the end of that year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			NUMBER OF
			SECURITIES		VALUE OF
			UNDERLYING		UNEXERCISED
			UNEXERCISED		OPTIONS
			OPTIONS AT FY-END		AT FY-END($)(2)

	SHARES	AGGREGATE
	ACQUIRED	VALUE
	ON	REALIZED
NAME	EXERCISE	($)(1)	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE

Franklin D. Brown	—	—	42,500	—	—	—
Jeffrey H. Thiel	—	—	158,582	114,418	—	—
Paul McCormick	—	—	—	—	—	—
Joseph Bishop	—	—	51,407	48,593	—	—
Paul A. Molloy	—	—	—	50,000	—	—
David M. Richards	—	—	35,361	20,812	—	—
Brett Trauthen	—	—	41,875	43,125	—	—

(1)	Based on the fair market value on the date of exercise less the exercise price payable for such shares.

(2)	Based on the fair market value of the Company’s common stock at year-end, $1.62 per share, less the exercise price payable for such shares.

Management Contracts and Change In Control Agreements

     The employment of Franklin D. Brown, Chairman and Chief Executive Officer, is on an “at-will” basis with Endologix. Endologix’s agreement with Mr. Brown provides a base salary of $300,000, and entitles Mr. Brown to earn a bonus of up to 20% of his base salary. Mr. Brown receives standard fringe benefits as is customary for Endologix’s other executives. In the event of a change of control, Mr. Brown is entitled to receive six months’ salary.

     Endologix entered into an employment agreement with Mr. Bishop, Vice President, Operations, effective August 21, 2000. The agreement has an automatically-renewing one-year term and is subject to annual increases in base salary as may be determined by the Compensation Committee. Mr. Bishop’s base salary is $135,000, and he is eligible to receive an annual cash bonus of up to 25% of his base salary as well as incentive-based stock options. The agreement includes executive fringe benefits as is customary for Endologix’s other executives. If Endologix terminates Mr. Bishop’s employment without cause, he is entitled to his base salary and continued benefits for the remainder of the current term. Additionally, Mr. Bishop’s stock options that would have vested over the following year will vest immediately upon his termination. In the event of a change in control, all of Mr. Bishop’s stock options will accelerate and vest and all of Endologix’s rights to repurchase his restricted stock will terminate.

     Endologix entered into an employment agreement with Mr. Molloy, Senior Vice President, Sales and Marketing, effective January 15, 2001. The agreement has an automatically-renewing one-year term and is subject to annual increases in base salary as may be determined by the Compensation Committee. Mr. Molloy’s base salary under the agreement is $180,000 and he is eligible to receive annual cash bonus of up to 30% of his base salary, as well as incentive-based stock options. The agreement includes executive fringe benefits as is customary for Endologix’s other executives. If Endologix terminates Mr. Molloy’s employment without cause, he is entitled to his base salary and continued benefits for the remainder of the current term. Additionally, Mr. Molloy’s stock options that would have vested over the following year will vest immediately upon his termination. In the event of a change in control, all of Mr. Molloy’s stock options will accelerate and vest and all of Endologix’s rights to repurchase his restricted stock will terminate.

     Endologix entered into a severance agreement with Mr. Richards, Chief Financial Officer and Secretary, effective December 18, 2001. The agreement provides that should Mr. Richards be terminated for any reason other than cause, Mr. Richards is entitled to receive his base salary for a period of six months following the date of his termination. Mr. Richards is entitled to this severance pay should he voluntarily terminate his employment with Endologix for good reason, which includes a reduction in base salary, a relocation outside Orange County, California, a material reduction in his duties and responsibilities following a change in control, or a material breach by Endologix of the severance agreement.

Officer Loans

     On January 24, 1997, the Company loaned $100,000 to Jeffrey H. Thiel, the Company’s President. The note was secured by a second deed of trust on Mr. Thiel’s home and has a five-year term with interest compounding semi-annually at 6%. The note was forgiven by the Company on May 29, 2002.

Compensation Committee Report

     The Compensation Committee of the Board of Directors makes recommendations to the full Board with respect to the base salary and bonuses to be paid to the Company’s executive officers each fiscal year. In addition, the Compensation Committee has the authority to administer the Endologix 1996 Stock Option/Stock Issuance Plan with respect to option grants and stock issuances made thereunder to officers and other key employees. The following is a summary of the policies of the Compensation Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     General Compensation Policy. The Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s success and to provide such executives with performance-based incentives tied to the achievement of Company milestones. One of the Compensation Committee’s primary objectives is to have a substantial portion of each officer’s total compensation contingent upon the Company’s performance as well as upon the individual’s contribution to the success of Endologix as measured by his personal performance. Accordingly, each executive officer’s compensation package is comprised primarily of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry; (ii) variable performance awards payable in cash and tied to the Company’s achievement of certain goals; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Endologix stockholders.

     Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2001 fiscal year are summarized below. However, the Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

     Base Salary. The base salary levels for the executive officers were established by the Board for the 2001 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Board did not rely upon any specific survey for comparative compensation purposes. Instead, the Board made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed by the Compensation Committee on an annual basis, and adjustments will be made in accordance with the factors indicated above.

     Annual Incentive Compensation. The Endologix Employee Bonus Plan provides the Board of Directors with discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Compensation Committee. The Compensation Committee’s recommendations are based upon the extent to which financial and performance targets (established semi-annually by the Compensation Committee) are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 2001, the performance targets for each of the Named Executive Officers included gross sales, cash flow, engineering product goals and regulatory submission goals. The weight given to each factor varied from individual to individual.

     Long-Term Incentive Compensation. The 1996 Stock Option/Stock Issuance Plan also provides the Board with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Endologix from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer’s tenure, level of responsibility and relative position in Endologix. The Company has established general guidelines for making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual’s position with the Company and their existing holdings of unvested options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of Endologix common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years from the date of grant). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ and the market price of the Company’s common stock appreciates over the option term.

     CEO Compensation. The Compensation Committee set the base salary for Jeffrey H. Thiel, the Company’s Chief Executive Officer during 2001, at a level which is designed to provide a salary competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with each such individual’s experience. Mr. Thiel’s experience at the Company and his work helping to create and execute our restructuring plan, searching for and investigating strategic alternatives, and beginning a corporate transaction during the fiscal year, were important factors in setting his total compensation. The Compensation Committee did not intend to have the base salary component of compensation affected to any significant degree by Company performance. The Company granted Mr. Thiel 25,000 options, both as recognition of his service to the Company during the fiscal year and as an incentive to participate in the success and increased value of the Company, and to align his interests with the long-term interest of the Company’s stockholders.

     Compliance With Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held corporations for compensation exceeding $1 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company’s executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company’s executive officers for fiscal 2002 will exceed that limit. The Company’s 1996 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation

Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

Compensation Committee

Franklin D. Brown Maurice Buchbinder, M.D. Jeffrey F. O’Donnell

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee in fiscal 2001 were Maurice Buchbinder, M.D., Franklin D. Brown and Jeffrey F. O’Donnell. Jeffrey F. O’Donnell served as the Company’s President and Chief Executive Officer until March 1999. Dr. Buchbinder served as the Medical Director of the Company on a consulting basis, pursuant to which he received in January 1999 a grant of an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $3.63 per share. In February 2000 he received a grant of an option to purchase 30,000 shares at an exercise price of $6.59 per share. In January 2001, he received a grant of an option to purchase 25,000 shares at $4.625 per share. No other member of the Compensation Committee was at any time during the 2001 fiscal year or at any other time an officer or employee of Endologix. Effective May 29, 2002, the members of the Company’s Compensation Committee are Michael R. Henson and Jeffrey F. O’Donnell.

     No executive officer of Endologix served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Stock Performance Graph

     The graph depicted below shows Endologix’s stock price as an index assuming $100 invested on December 31, 1996, along with the composite prices of companies listed on the CRSP Total Return Index for National Association of Securities Dealers Automated Quotation (“Nasdaq”) Stock Market, the J.P. Morgan H&Q Total Return Index for Healthcare Technology Companies (Excluding Biotechnology) and the Nasdaq Medical Equipment Index, which will replace the J.P. Morgan Index in the Company’s performance graph in future fiscal years, as the J.P. Morgan Index was discontinued at the end of 2001. The information in the performance graph below has been provided to the Company by Research Data Group.

	Cumulative Total Return

	12/96	12/97	12/98	12/99	12/00	12/01

ENDOLOGIX, INC	100.00	42.31	23.56	37.98	38.46	12.46
NASDAQ STOCK MARKET (U.S.)	100.00	122.48	172.68	320.89	193.01	153.15
JP MORGAN H & Q HEALTHCARE-EXCLUDING BIOTECHNOLOGY	100.00	119.17	144.80	126.51	197.91	195.23
NASDAQ MEDICAL EQUIPMENT	100.00	114.10	127.03	153.85	158.72	174.29

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

DEADLINE FOR RECEIPT OF
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     If Endologix holds its 2003 Annual Meeting of Stockholders on or about the same time as this year’s meeting, then any Stockholder desiring to submit a proposal for action at the 2003 Annual Meeting of Stockholders should arrange for such proposal to be delivered to Endologix at its principal place of business no later than May 13, 2003, in order to be considered for inclusion in Endologix’s proxy statement relating to that meeting. However, if Endologix holds its 2003 Annual Meeting of Stockholders on a date that is more than 30 days earlier or later that this year’s meeting, then a stockholder proposal must be received by Endologix at its principal place of business in a reasonable amount of time prior to when Endologix begins to print and mail its proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations.

     Rule 14a-4(c)(1) provides that the advance notice provisions in Endologix’s bylaws govern Endologix’s use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in Endologix’s proxy statement. Endologix’s bylaws provide that if a proponent of a proposal fails to notify Endologix at least 90 days prior to the Annual Meeting of Stockholders, then Endologix will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. However, in the event Endologix provides less than 100 days notice or prior public disclosure of the date of its Annual Meeting of Stockholders, and proper notice of a stockholder proposal is not received by Endologix within 10 days of the date Endologix publicly announces the date of its Annual Meeting of Stockholders, then Endologix will be allowed to use its discretionary voting authority when the proposal is raised at the meeting.

OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

David M. Richards Secretary

September 10, 2002

PROXY

ENDOLOGIX, INC.

ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 15, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on October 15, 2002 and the proxy statement and appoints Franklin D. Brown and David M. Richards, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Endologix, Inc. (“Endologix”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Endologix to be held at the Company’s offices at 13900 Alton Parkway, Suite 122, Irvine, California 92618 on Tuesday, October 15, 2002 at 8:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in [X] this example

1. ELECTION OF DIRECTORS INSTRUCTION: To withhold authority to vote for any individual nominee mark the “EXCEPTIONS” box, and strike a line through the nominee’s name in the list below:

MAURICE BUCHBINDER, M.D.

JEFFREY F. O’DONNELL

FOR all nominees	[ ]

WITHHOLD AUTHORITY to vote for all nominees	[ ]

EXCEPTIONS

[   ]      [   ]

2. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2002

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

The Board of Directors recommends a vote FOR each of the director nominees listed above and FOR the other proposal set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposal 2 and FOR each of the nominees listed under Proposal No. 1 if no specification is made. This proxy will also be voted at the discretion of the proxy holder on such matters other than the two specific items as may come before the meeting.

PLEASE RETURN YOUR EXECUTED PROXY TO ENDOLOGIX’S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO ENDOLOGIX, ATTENTION: SECRETARY.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) as it (they) appear on certificate)

Dated:	Signature(s)

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

- FOLD AND DETACH HERE -